Exhibit 99.1

NanoFlex Power Corporation and True Metal Solutions Unite to Envelop Buildings with a
New Solar Power Generating Technology

Scottsdale, Arizona, January 10, 2020 -- NanoFlex Power Corporation (NFP), a leading developer of organic photovoltaic technology and high efficiency photovoltaic power generation, and True Metal Solutions (TMS), a building cladding fabricator and installer, have entered into a Joint Development Agreement to integrate organic photovoltaic (OPV) thin film material with cladding for building façades.

Unlike today’s rigid, silicon-based photovoltaics, OPV delivers high energy conversion efficiency in a clean organic material that is flexible, transparent and comes in a variety of colors. The project aims to change the construction tradecraft by allowing buildings to generate clean power using OPV cladding that is scalable, easy to install, visually appealing, and moves buildings toward zero-net energy use.

The companies see sizeable financial upside in working together. According to a 2019 Market Study Report, over the next five years the global OPV market will register a 29% compounded annual growth rate and the global façade market is expected to reach $343 billion by 2025. By integrating OPV with building façades, clean solar energy is produced, and provides a path for Zero Net Energy (ZNE) mandates such as California and the EU. The companies project the U.S. building integrated OPV market to reach $3 billion by 2030.

“This joint development agreement builds off a continuing partnership with TMS that has already achieved success in securing a Department of Energy research contract to develop integrated organic photovoltaic (OPV) building façade panels and is progressing toward the culmination of a building demonstration project. We bring to this partnership innovative OPV intellectual property invented over several years at University of Michigan, University of Southern California, and Princeton, and is now in full commercial development at NanoFlex’s Engineering Center in Ann Arbor”, said Norm Allen, chief operating officer and technologist at NFP. TMS brings technical expertise in the design and installation of architectural building products and commercial construction market prowess”, commented Allen.

“The efficient energy producing capability of NFP’s OPV, combined with improved aesthetic over conventional photovoltaic material, makes building integrated OPV appealing to building owners, general contractors, and architects”, commented Eric Stiller, Owner and Managing Partner of TMS. “Compared with silicon based photovoltaics, which use hazardous inorganic materials, organic photovoltaic materials are less toxic, easier for crews to handle and install, and environmentally sustainable, further making NFP’s technology appealing to the construction industry”, Stiller added.

About NanoFlex Power Corporation

Headquartered in Scottsdale, AZ, we develop advanced solar technologies that enable high performance thin films for ubiquitous solar power. Our technologies enable new solar applications and unlock new markets, such as mobile power and building-integrated photovoltaics, that are currently not well-served by today’s solar technologies. Through our groundbreaking research, we are ushering in the next generation of solar power technology. With a focus on efficiency, flexibility, durability, we have developed technologies and processes that completely alter the traditional approach to solar energy.

About True Metal Solutions

Headquartered in Phoenix, AZ, we design, build and install aesthetically pleasing architectural exterior cladding solutions for building architects, owners, and general contractor partners by employing and supporting knowledgeable, innovative, accountable teams. Our capabilities include design and product selection support, value engineering, engineering drawing creation, panel fabrication and project management and field installation. With an emphasis on innovation and value, we bring cutting edge materials, new installation concepts, and sustainable technologies to our industry.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Kristopher Wiljanen, Investor Relations

kwiljanen@nanoflexpower.com

866-750-4732